DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 24805-04

SEP 15 2004

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Construction Products International
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Dale W. McGhie Name 14595 Chamy Dr. — Reno — NEVADA 89521 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 320,000,000 — Par value: $ .0001 — Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. R. Harold Alvarez Name 221 W. Goolsby Blvd. — Deerfield Beach — Florida — 33442 Street Address — City — State — Zip Code 2. R. Harold Alvarez Name 221 W. Goolsby Blvd. — Deerfield Beach — Florida — 33442 Street Address — City — State — Zip Code 3. R. Harold Alvarez Name 221 W. Goolsby Blvd. — Deerfield Beach — Florida — 33442 Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of the Corporation shall be: Professional Corporations
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	R. Harold Alvarez — [signature: RHarold Alvarez] Name — Signature 221 W. Goolsby Blvd. — Deerfield Beach — Florida — 33442 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. See Attached — Date 9/15/04 Authorized Signature of R. A. or On Behalf of R. A. Company

This form must be accompanied by appropriate fees. See attached fee schedule.

Construction Products International, Inc.

(A Nevada Corporation)

SPECIAL MEETING OF DIRECTORS and SHAREHOLDERS

Authorized by Proxy Meeting on August 25, 2004

Date: September 1, 2004

The Directors of Construction Products International, Inc., a Nevada Corporation ("Corporation"), do hereby adopt, by this written consent pursuant to Nevada Revised statutes, the following resolutions and each and every action affected thereby:

A Special Meeting of Director's of Construction Products International, Inc. was called to order by R. Harold Alvarez on September 1. 2004 at 9:30AM at the Company's Office in Deerfield Beach, Nevada 33442. He noted that the meeting is being held pursuant to the Company's By-laws and the Nevada Revised Statutes for the following purposes:

(1) To figure out the best way to reinstate or reincorporate the Corporation under the State of Nevada. The best scenario would be to reincorporate under the State of Nevada Revised Statues 78.725, which states the following:

NRS 78.725 ***Domestic corporations in existence on April 1, 1925, may reincorporate under this chapter.***

1. Any corporation organized and existing under the laws of this state on April 1, 1925, may reincorporate under this chapter, either under the same or a different name, by:

(a) Filing with the Secretary of State a certificate signed by its president and attested by its secretary and duly authorized by a meeting of the stockholders called for that purpose, setting forth the statements required in an original certificate of incorporation by NRS 78.035; and

(b) Surrendering the existing charter or certificate of incorporation of the corporation, and accepting the provisions of this chapter.

2. Upon the filing of the certificate, the corporation shall be deemed to be incorporated under this chapter and is entitled to and possesses all the privileges, franchises and powers as if originally incorporated under this chapter. All the properties, rights and privileges theretofore belonging to the corporation, which were acquired by gift, grant, conveyance, assignment or otherwise, are hereby ratified, approved and confirmed and assured to the corporation with like effect and to all intents and purposes as if the same had been originally acquired through incorporation under this chapter.

3. Any corporation reincorporating under this chapter is subject to all the contracts, duties and obligations theretofore resting upon the corporation whose charter or certificate of incorporation is thus surrendered or to which the corporation is then in any way liable.

[82:177:1925; NCL § 1681]—(NRS A 1971, 1105; 2003, 3106)

ARTICLES OF INCORPORATION
OF
CONSTRUCTION PRODUCTS INTERNATIONAL

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, do hereby associate myself into a corporation under and pursuant to the provisions and by virtue of the laws of the State of Nevada, as provided in the Corporation Act NRS 78.725 of 1925, NRS 78.035 and all other Acts amendatory thereof and supplemental thereto, and for that purpose do hereby make, subscribe, acknowledge, certify, and set forth as follows:

FIRST: That the name of the corporation shall be:

CONSTRUCTION PRODUCTS INTERNATIONAL

SECOND: The resident agent is W. Dale McGhie located at 14595 Chamy Drive, Reno, Nevada 89502, but the corporation may maintain offices, agencies, and places of business in any other state in the United States and in foreign countries without restriction as to place, and the corporation may keep such books, papers, and records of the corporation as are not required by law to be kept within the State of Nevada, and as the directors may find convenient in such offices, agencies, and places of business.

THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the corporation is five hundred million (500,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, with the par value and voting restrictions set forth below in Articles FIFTH and SIXTH. The common and the preferred stock shall be entitled to all the same rights and privileges except for the voting restrictions set forth below in Articles FIFTH and SIXTH.

No stockholder of the corporation shall by reason of holding shares in the corporation possess a preemptive and preferential right to purchase or subscribe to shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase of any class, now or hereafter to be authorized.

FIFTH. The aggregate number of shares of common stock which this corporation shall have authority to issue shall be five hundred million (500,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The common stock of the corporation that is issued and outstanding shall be entitled to vote fifty percent (50%) of the stockholder voting rights. Each holder of common stock shall be entitled to one vote for each share of common stock held.

SIXTH. The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be twenty million (20,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The preferred stock shall be divided into Series A preferred stock, Series B preferred stock, and Series C preferred stock which shall have all the sa..e rights and privileges except voting rights as expressly set forth below:

(a) Series A preferred stock which shall consist of ten million (10,000,000) shares, shall have no voting rights.

(b) Series B preferred stock which shall consist of nine million nine hundred ninety thousand (9,990,000) shares, shall have no voting rights.

(c) Series C preferred stock which shall consist of ten thousand (10,000) shares, shall be entitled to vote fifty percent (50%) of the stockholders' voting rights. Each holder of preferred stock Series C shall be entitled to one (1) vote for each share of preferred stock, Series C, held.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as directors and the number thereof shall be at least one (1), with the exact number and terms of office to be fixed by the bylaws of the corporation; provided, that at least one-fourth (1/4) of the members of the Board of Directors shall be chosen annually by the shareholders of the corporation.

The name and address of the first Board, consisting of one (1) director, is as follows:

NAME	ADDRESS
R. Harold Alvarez	221 W. Goolsby Blvd. Deerfield Beach, FL 33442